UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):                    December 14, 2006
Ameristar Casinos, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-22494	880304799

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3773 Howard Hughes Parkway, Suite 490S, Las Vegas, Nevada	89169

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:                    (702) 567-7000
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 14, 2006, the Board of Directors of the Registrant elected John M. Boushy as a Class B member of the Board for a term expiring at the Registrant’s 2009 Annual Meeting of Stockholders. Mr. Boushy, age 52, has been the Registrant’s Chief Executive Officer and President since November 19, 2006 and President since August 2006. Mr. Boushy was Executive Vice President, Project Development and Design & Construction of Harrah’s Entertainment, Inc. (“Harrah’s”), which owns and operates casino-hotels and entertainment facilities, from February 2006 to July 2006. Prior to that time, he was Senior Vice President and Chief Integration Officer of Harrah’s from July 2004 to February 2006; Senior Vice President, Operations Products & Services of Harrah’s from February 2001 to July 2004; and Chief Information Officer of Harrah’s from February 2001 to January 2003. Mr. Boushy was employed by Harrah’s or its former parent company, Holiday Corporation or The Promus Companies, in various capacities since 1979. There were no arrangements or understandings between Mr. Boushy and any other person pursuant to which he was selected as a director. It is not currently anticipated that Mr. Boushy will serve on any committees of the Board. Except with respect to compensation earned by Mr. Boushy in his capacity as an officer and employee of the Registrant, there is no information with respect to Mr. Boushy that is required to be reported pursuant to Item 404(a) of Securities and Exchange Commission Regulation S-K.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ameristar Casinos, Inc.
December 15, 2006	By:	/s/ Peter C. Walsh
		Name:	Peter C. Walsh
		Title:	Senior Vice President and General Counsel